Exhibit 10.22

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made this 28th day of January, 2013, between PRINCETON SOUTH INVESTORS, LLC, a Delaware limited liability company (“Landlord”) and ANTARES PHARMA, INC., a Delaware corporation (“Tenant”). Landlord and Tenant are each referred to herein as a “Party” and collectively as the “Parties”.

BACKGROUND

A. Landlord and Tenant entered into that certain Office Lease dated February 3, 2012 (the “Lease”), whereby Tenant is presently in possession of premises identified as Suite 300 consisting of 8,065 rentable square feet located on the third (3rd) floor (the “Existing Premises”) in the building currently known as PrincetonSouth Corporate Center Condominium – Unit 1, or such other name as Landlord may from time to time designate, located at 100 PrincetonSouth Corporate Center, Ewing, New Jersey, 08628 (the “Building”).

B. Tenant desires to expand its leased premises in the Building, and Landlord is willing to lease such additional space to Tenant, all on and subject to the terms set forth herein.

C. Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

TERMS

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Expansion Premises; Expansion Premises Term.

2.1. Expansion Premises. Tenant hereby leases from Landlord, for the Expansion Premises Term (as defined in Section 2.2(A) below), certain premises consisting of 2,538 rentable square feet (the “Expansion Premises”) located on the 3rd floor of the Building and directly adjacent to the Existing Premises, which Expansion Premises is generally as shown on Exhibit “A” attached hereto and made a part hereof. For and during the Expansion Premises Term, the Expansion Premises shall constitute a part of the “Premises” for all purposes under the Lease, and all terms and conditions set forth in the Lease shall apply to the Expansion Premises, except as otherwise expressly provided herein. As of the Expansion Premises Commencement Date (as defined in Section 2.2(A) below), the Premises shall include the Existing Premises as of the date of this Amendment (i.e., 8,065 rsf) together with the Expansion Premises (i.e., 2,538 rsf), consisting of 10,603 rentable square feet of space in the aggregate.

2.2. Expansion Premises Term.

A. Term. The term of the Lease for the Expansion Premises (the “Expansion Premises Term”) shall commence (the “Expansion Premises Commencement Date”) on the earlier of the following: (i) the date of “Substantial Completion of the Expansion Premises”, as defined below, or (ii) the date on which Tenant shall take possession of the Expansion Premises or any part thereof, or (iii) the date on which Tenant could have taken possession of the Expansion Premises had Tenant not delayed in its obligations to furnish Landlord plans and other drawings pursuant to the requirements of Exhibit “B” attached hereto or otherwise caused a delay in the Substantial Completion of the Expansion Premises. Unless extended or sooner terminated pursuant to the terms of the Lease, as amended hereby, the term of the Lease for the Expansion Premises shall continue until, and shall expire on, October 31, 2019 ( the same date as the term of the Lease will expire with respect to the Existing Premises) (the “Expansion Premises Expiration Date”).

B. Substantial Completion of Expansion Premises. The term “Substantial Completion of the Expansion Premises” shall mean that state of substantial completion of the Expansion Premises which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Expansion Premises for their intended purposes (including the availability of required utility services) without material interference to the customary business activities of Tenant by reason of the completion of Landlord’s work, all as more fully described in Exhibit “B” attached hereto. The Expansion Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Expansion Premises or the conduct of its business therein.

C. Acceptance of Work. On the Expansion Premises Commencement Date, it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, this Amendment. The foregoing presumption shall not apply, however, (i) to required work not actually completed by Landlord and identified and described in a written punch-list to be jointly prepared and initialed by Landlord and Tenant at or about the date on which Tenant shall occupy the Expansion Premises; or (ii) to deficiencies or inadequacies in the work which Tenant brings to Landlord’s attention in writing, with specificity, on or before the Expansion Premises Commencement Date or within sixty (60) days thereafter (and all of the work so identified and described on the punch-list or as timely brought to Landlord’s attention as aforesaid which is Landlord’s responsibility shall be completed by Landlord with reasonable speed and diligence).

D. Early Access. Commencing fifteen (15) days prior to Substantial Completion of the Expansion Premises, Tenant shall have access to the Expansion Premises solely for the purposes of installing Tenant’s furniture, fixtures and equipment in preparation for Tenant’s occupancy of the Expansion Premises. In connection Tenant’s access to the Expansion Premises pursuant to this Section 2.2D Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord (where such approval is required) or is not in compliance with the provisions of the Lease or which shall interfere with or delay the performance of the Tenant Improvements (as defined in Exhibit “B”) and (ii) to comply and cause its contractors to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time-to-time for coordinating work being performed by Landlord and work being performed by Tenant, each with the other, and with any other activity or work in the Building. Such access by Tenant shall be deemed to be subject to all the applicable provisions of the Lease, except that (a) there shall be no obligation on the part of Tenant solely because of such access to pay Minimum Rent or any additional rent on account of Operating Expenses or Taxes for the Expansion Premises prior to the Expansion Premises Commencement Date, and (b) Tenant shall not be deemed thereby to have taken or accepted possession of the Expansion Premises or any portion thereof. If Tenant fails or refuses to comply or cause its contractor to comply with any of the obligations described or referred to above following notice and a two (2) business day cure period, then immediately upon notice to Tenant, Landlord may revoke Tenant’s right of access to the Expansion Premises until the Expansion Premises Commencement Date.

E. Confirmation. When the Expansion Premises Commencement Date is established, Landlord and Tenant shall promptly execute and acknowledge a Confirmation of Lease Term, in the form set forth on Exhibit “C” attached hereto, containing the information set forth on Exhibit “C” and acknowledging the Expansion Premises Commencement Date.

3. Minimum Rent. Tenant’s obligation to pay minimum rent for the Expansion Premises shall commence (the “Expansion Premises Rent Commencement Date”) on the four (4) month anniversary of the Expansion Premises Commencement Date and shall continue to accrue during the Expansion Premises Term as follows:

FROM	TO	RATE PER RSF	MONTHLY MINIMUM RENT	ANNUAL MINIMUM RENT
Expansion Premises Rent Commencement Date	End of the 12th full calendar month after the Expansion Premises Commencement Date	$28.00	$5,922.00	N/A
Month 13	Month 24	$28.50	$6,027.75	$72,333.00
Month 25	Month 36	$29.00	$6,133.50	$73,602.00
Month 37	Month 48	$29.50	$6,239.25	$74,871.00
Month 49	Month 60	$30.00	$6,345.00	$76,140.00
Month 61	Month 72	$30.50	$6,450.75	$77,409.00
Month 73	10/31/19	$31.00	$6,556.50	$78,678.00

4. Operating Expenses & Taxes.

4.1. Base Amount for Taxes and Base Amount for Operating Expenses. With respect only to the Expansion Premises, the terms “Base Amount for Taxes” and “Base Amount for Operating Expenses” shall mean the total of amount of Taxes and total of amount of Operating Expenses, respectively, allocable and attributable to calendar year 2013.

4.2. Tenant’s Proportionate Share. With respect only to the Expansion Premises, the term “Tenant’s Proportionate Share” shall mean 2.2316%.

5. Condition; Improvements. Tenant acknowledges that it accepts the Expansion Premises in its present “AS IS” condition, without any obligation by Landlord to perform any alterations, improvements, redecorating or other work therein, or to provide any construction or monetary allowance with respect thereto, except as otherwise set forth on Exhibit “B”.

6. Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of the Lease, as amended by this Amendment, in addition to the Security Deposit provided under Section 3.7 of the Lease, Tenant has deposited with Landlord the sum of Eleven Thousand Eight Hundred Forty-Four and 00/100 Dollars ($11,844.00). Provided that no Event of Default has occurred or exists and that no event which, with the passage of time, the giving of notice or both would constitute an Event of Default then exists, at the end of the thirty-sixth (36th) calendar month of the term of the Lease, Landlord shall return to Tenant Five Thousand Nine Hundred Twenty-Two 00/100 Dollars ($5,922.00) in addition to the Eighteen Thousand Three Hundred Fourteen and 27/100 Dollars ($18,314.27) which shall be returned to Tenant pursuant to Section 3.7 of the Lease. Additional security as set forth herein shall be held by Landlord as part of the Security Deposit pursuant to Section 3.7 of the Lease.

7. Parking. With respect to the Expansion Premises only, Tenant’s employees, business invitees and agents may use up to four (4) parking spaces for each 1,000 usable square feet comprising the Expansion Premises, or nine (9) spaces in the aggregate based on a usable area of 2,131 square feet (such figure being a maximum number of spaces which may be utilized by or for Tenant at any one time, but Landlord does not represent or guarantee that such number of spaces will in fact be available at any one time at the Property for Tenant’s use).

8. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than The Flynn Company and Mercer Oak Realty, LLC (“Brokers”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Brokers are entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement.

9. No Default. Tenant represents, warrants and covenants that: (i) Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder, (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant and (iii) Tenant has no current offset or defense to their performance or obligations under the Lease. Landlord represents, warrants and covenants that: (i) Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder and (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Landlord.

10. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the Parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the Parties but only with respect to the Expansion Premises.

11. Anti-Terrorism Statute Compliance. Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13221; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Antiterrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit or Support Terrorism”. “Prohibited Person” is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person’ on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

12. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this

Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. This Amendment supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents with respect to the subject matter contained herein.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

WITNESS:	PRINCETON SOUTH INVESTORS, LLC,
a Delaware limited liability company

By:

Name:

Title:

TENANT:

WITNESS:	ANTARES PHARMA, INC.

By:

Name:	Name:

Title:

EXHIBIT A

EXPANSION PREMISES

EXHIBIT B

TENANT IMPROVEMENTS

For purposes of this Exhibit, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

Section 1. Tenant Improvement Definitions.

The term “Building Standard” or “Building Standards” shall have the meaning stated in Exhibit F of the Lease.

The term “Expansion Plans” shall mean the preliminary space plan for the Tenant Improvements prepared by JAZD (the “Architect”), identified as Proposed Plan No. 1, dated September 24, 2012 and the Specifications dated January 12, 2013 (copies of which are attached hereto).

The term “Tenant Expansion Improvements” shall mean all improvements constructed or installed in or on the Expansion Premises in accordance with the Drawings and Specifications and Building Standards, as hereinafter defined, other than Tenant Expansion Work.

The term “Tenant Expansion Improvement Costs” shall mean the actual aggregate cost for completing the Tenant Improvements, inclusive of, but not limited to (i) the costs of preparing the Expansion Plans, the Expansion Drawings and Specifications, and the As Built Plans (all as defined below) and (ii) a three percent (3%) construction management fee.

The term “Tenant Expansion Work” shall mean (A) any construction and/or installations of improvements, furniture, fixtures and equipment that (i) is specifically noted in the Expansion Plans, Expansion Drawing and Specifications, or otherwise in this Exhibit “B”, as Tenant Expansion Work, and/or (ii) involves quantities or quality of materials that are greater than, or more costly than, that applicable to Building Standard improvements, and (B) all installations of wiring and cabling in connection with the installation of Tenant’s telecommunications system(s), computer network and/or any specialized security systems or other similar systems and facilities installed within the Expansion Premises by Tenant with Landlord’s approval.

Exhibit B

Section 2. Drawings and Specifications.

Section 2.01. Definition.

The term “Expansion Drawings and Specifications” shall mean the final drawings, specifications, and finish schedules for the Tenant Expansion Improvements which shall be prepared by Architect subject to review and approval by Landlord and Tenant in accordance with the following procedure:

(a) The Architect shall prepare final working drawings and specifications necessary to commence construction of the Tenant Expansion Improvements based upon the Expansion Plans and Building Standards promptly after execution of this Amendment. As soon as reasonably practicable after Landlord’s approval thereof, Landlord shall cause the Architect to deliver to Tenant the proposed final working drawings and specifications for the Tenant Expansion Improvements as approved by Landlord, which Tenant shall have the right to review solely for purposes of confirming that such working drawings and specifications (1) are in substantial conformity with the Expansion Plans, and (2) do not contain any manifest errors, and which shall be subject to Tenant’s approval solely to such extent (which approval shall not be unreasonably withheld, conditioned or delayed). If Tenant requests any substantive revisions to the Expansion Plans, Tenant shall be responsible for confirming that such changes are in conformity with all Laws. Tenant shall notify Landlord in reasonable detail of any and all objections to the proposed final drawings and specifications promptly (and in all events within fifteen (15) days) after receiving the same from Landlord or the Architect. If Tenant fails to notify Landlord in writing of such objections (if any) within fifteen (15) days after receiving such proposed final drawings and specifications (which time period shall be reduced to five (5) days in the case of any resubmitted drawings and specifications, as provided below), Tenant shall be deemed to have given its approval thereto. Landlord and Tenant will work together with the Architect, in good faith, to resolve any disputes or differences that arise in the event Tenant notifies Landlord in a timely fashion of its disapproval of any aspect of such drawings and specifications, and Landlord will cause the Architect to resubmit revised drawings and specifications to the Parties reflecting the agreed resolution of such issues for their mutual approval promptly thereafter (which approval shall not be unreasonably withheld, conditioned or delayed). The time period for such approval, and any further resubmissions (and approvals) of revised drawings and specifications, shall be reduced from fifteen (15) days to five (5) business days. Upon final approval (or deemed approval) of the final drawing and specifications by both Landlord and Tenant in accordance with the foregoing standards, the same shall constitute the “Expansion Drawings and Specifications” for purposes of this Exhibit.

(b) At such time that the Expansion Drawings and Specifications are approved or deemed approved by Tenant, Landlord shall be deemed fully authorized to proceed with obtaining any necessary approvals and permits and, through Landlord’s Contractor, with the work of constructing and installing the Tenant Expansion Improvements in accordance with the Expansion Drawings and Specifications. Except as provided herein, no material deviation from the Expansion Drawings and Specifications shall be made by either Party except by written change order approved by the other

Exhibit B

Party (“Change Order”), which if such Change Order is requested by Tenant, shall be subject to the same standards of review that apply to Tenant alterations pursuant to Article 6.7 of the Lease, and which shall not otherwise be unreasonably withheld, conditioned or delayed. If Tenant requests or causes the need for any Change Orders, any net increase in cost associated with such Change Orders shall be at Tenant’s sole cost and expense and shall be payable within ten business days after Landlord’s written demand (and any delay in the commencement, performance or completion of the Tenant Expansion Improvements occurring as a result thereof shall constitute a “Tenant Delay” hereunder).

Section 2.02. As-Built Plans

Following the completion of the Tenant Expansion Improvements and no later than thirty (30) days after the Expansion Premises Commencement Date, Landlord may, at is option, request that the Architect prepare and deliver as-built plans for the Tenant Expansion Improvements in auto-cad format (together with a hard copy thereof, reflecting all alterations, improvements and other changes to the Building and Expansion Premises occurring as a result of the construction or installation of the Tenant Expansion Improvements and any Tenant Expansion Work.

Section 3. Tenant Improvements.

Section 3.01. Performance of the Tenant Improvements.

Provided that there is no Event of Default by Tenant or event which, except for the passage of time, the giving of notice, or both, would constitute an Event of Default by Tenant, Landlord shall, in a good and worker-like manner, cause the Tenant Expansion Improvements to be completed in accordance with the Expansion Drawings and Specifications and the Building Standards. Landlord shall engage a general contractor selected by Landlord for the performance of the Tenant Expansion Improvements. Landlord reserves the right (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met during the course of construction, provided that Tenant’s approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Expansion Drawings and Specifications).

Section 3.02. Tenant Access.

Landlord shall afford Tenant and its employees, agents and contractors access to the Expansion Premises, at reasonable times prior to the Expansion Premises Commencement Date, and at Tenant’s sole risk and expense, for the purposes of inspecting and verifying the performance and completion of the Tenant Expansion Improvements. Tenant shall inspect the performance of Tenant Expansion Improvements regularly and diligently and shall advise Landlord promptly of any objections to the performance of such work. Access for such purposes shall not be deemed to constitute possession or occupancy. Landlord shall promptly undertake and diligently prosecute the

Exhibit B

correction of any defective work of which it has knowledge or is otherwise notified as aforesaid in this Section 3.02. Any entry in the Expansion Premises by the Tenant or Tenant’s agents, contractors or employees pursuant to this Section 3.02 prior to Substantial Completion of the Expansion Premises: (i) shall be subject to the insurance requirements of this Lease as if Tenant were in occupancy of the Expansion Premises; (ii) shall comply with all applicable Laws, as well as any and all reasonable construction scheduling requirements of Landlord; and (iii) shall be conducted in a manner which does not hinder, disrupt, interfere with or otherwise cause delay in (or increase the cost of) commencing, performing and/or Substantial Completion of the Expansion Premises. In the event of any hindrance, disruption, interference or delay in commencing, performing and/or Substantially Completing the Expansion Premises due to a breach by Tenant of any of the foregoing requirements, or otherwise due to the acts and/or omissions of Tenant, or its agents, employees, contractors and/or consultants occurring during the course of any entries into the Expansion Premises under this Paragraph, the same shall be deemed to constitute a Tenant Delay hereunder, and Tenant will pay all additional costs and expenses arising therefrom. In addition, Tenant shall bear the full risk of loss for all materials, equipment or other property which Tenant has brought into or stored in the Building or the Expansion Premises prior to the Expansion Premises Commencement Date (which storage shall be subject to Landlord’s approval in its sole discretion).

Section 4. Payment of Costs.

Section 4.01. Landlord’s Costs.

Landlord shall pay the Tenant Expansion Improvement Costs at its sole cost and expense.

Section 4.02. Tenant’s Costs.

Tenant shall pay to Landlord, as additional rental, all costs of Tenant Expansion Work as well as the cost of making any and all changes in and to the Expansion Drawings and Specifications and the resulting increase in Tenant Expansion Improvement Costs, if any, including construction management fees, resulting therefrom, provided, however, (1) upon Tenant’s request Landlord shall provide documentation supporting any such increase to Tenant Expansion Improvement Costs and (2) Tenant shall not be liable for any costs incurred as a result of the negligence of any party other than Tenant (or Tenant’s employees, agents or contractors) in carrying out or executing Tenant Expansion Work or changes to Expansion Drawings and Specifications. The aggregate of all such costs described in this Section 4.02 are hereinafter referred to collectively as “Tenant’s Expansion Costs.” The Parties acknowledge and agree that based solely upon the Expansion Plans (without changes), there are no Tenant Expansion Costs for Tenant Expansion Work other than for installations of wiring and cabling in connection with the installation of Tenant’s telecommunications system(s), computer network and/or any specialized security systems or other similar systems and facilities installed within the Expansion Premises by Tenant and any costs for structural reinforcement and/or fire suppression systems (above Building Standard).

Section 4.03. Payment Schedule for Tenant’s Costs.

Exhibit B

Tenant’s Expansion Costs shall be due and payable by Tenant within five (5) business days following Tenant’s receipt of an invoice therefor (which invoice will include reasonable supporting documentation), and prior to the commencement of construction by Landlord’s Contractor, subject to Tenant’s right to request further information regarding the Tenant’s Expansion Costs which request must be submitted to Landlord within five (5) days after Tenant receives the documentation referred to in Section 4.02(1) above.

Section 4.04. Changes in Drawings and Specifications.

If at any time after the Tenant Expansion Improvement Costs are determined Tenant desires to make changes in the Expansion Drawings and Specifications, Tenant shall submit to Landlord for approval working drawings and specifications for any and all such desired changes, provided that any delay in the commencement or completion of the Tenant Expansion Improvements as a result of any such changes requested by Tenant shall be deemed to constitute a Tenant Delay hereunder.

Landlord shall review and either approve or disapprove the working drawings and specifications submitted by Tenant within five (5) business days. If Landlord disapproves of the submittal, Landlord and Tenant will work together with the Architect, in good faith, to resolve any disputes or differences that arise with respect to Landlord’s disapproval of any aspect of such drawings and specifications, and Tenant will cause the Architect to resubmit revised drawings and specifications to Landlord reflecting the agreed resolution of such issues for Landlord’s approval promptly thereafter (which approval shall not be unreasonably withheld, conditioned or delayed).

Once any and all changes and modifications are approved, Landlord shall promptly submit the same to Landlord’s Contractor for pricing. The procedure for determining an approved cost for such changes shall be as set forth in Section 2 above. Once the cost for such changes has been approved, all references in this Agreement to “Expansion Drawings and Specifications” shall be to the Expansion Drawings and Specifications adopted pursuant to the procedures of Section 2 above, as changed and modified pursuant to this Section. Once the changes and the costs therefor have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Expansion Improvements (and any Tenant Expansion Work to be performed by Landlord at Tenant’s expense) in accordance with the Expansion Drawings and Specifications, as so changed and modified. Landlord shall have the optional right to require Tenant to pay in one lump sum to Landlord, in advance of commencement of work, any and all increases in the Tenant Improvement Costs which result from approved changes to the Expansion Drawings and Specifications.

Section 4.05. Failure to Pay Tenant’s Expansion Costs.

Failure by Tenant to pay Tenant’s Expansion Costs in accordance with this Section 4 of this Exhibit B will constitute a failure by Tenant to pay rent when due under the Lease and shall therefor constitute an Event of Default by Tenant under the Lease, and Landlord shall have all of the remedies

Exhibit B

available to it under the Lease and at law or in equity for nonpayment of rent, subject to all other applicable terms and conditions as set forth in the Lease.

Section 4.06. Landlord’s Payment Obligations.

Provided that there is no Event of Default by Tenant or event which, except for the passage of time, the giving of notice, or both, would constitute an Event of Default by Tenant, Landlord agrees to pay the Tenant Expansion Improvement Costs as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Expansion Premises in connection with the Tenant Expansion Improvements and to rely, to the extent submitted, on any and all certifications as to Tenant Expansion Improvement Costs submitted by Landlord’s Contractor and/or Tenant’s Architect.

Section 5. Tenant’s Contractors.

Tenant may, at its sole expense, select and employ its own contractors for specialized or finishing work in the Expansion Premises which is not to be performed by Landlord and which is reflected as such in the Expansion Plans or Expansion Drawings and Specifications (as the case may be), such as telephone installation, installation of computer and other specialized equipment, special cabinetwork and millwork, and other similar decoration and installation, all of which shall constitute Tenant Expansion Work under this Exhibit “B”, and all of which shall be subject to the qualifications, conditions and limitations with respect to the performance of Tenant Work set forth in Article 6.7 of the Lease.

Tenant’s contractors and subcontractors shall be subject to the general administrative supervision of Landlord’s Contractor for scheduling purposes, but Landlord’s Contractor shall not be responsible for any aspect of the work performed by Tenant’s contractors or subcontractors, or for the coordination of the work of Landlord’s Contractor and subcontractor(s) with Tenant’s contractors or subcontractors.

Section 6. Tenant Delay.

A “Tenant Delay” shall be deemed to include, without limitation, any delay in the commencement, performance, Substantial Completion of the Expansion Premises or final completion of the Tenant Expansion Improvements which is attributable to any one or more of the following causes: (a) late submissions of information to be provided by Tenants and which is needed by Landlord to perform its obligations hereunder; (b) any changes requested by Tenant to the Expansion Drawings and Specifications or the Tenant Expansion Improvements; (c) delays in obtaining non-Building Standard construction materials requested by Tenant; (d) Tenant’s failure to timely approve any item requiring Tenant’s approval; (e) delays by Tenant in meeting the deadlines set forth herein; (f) the performance by Tenant or Tenant’s contractors of any improvement or any other related work at or about the Expansion Premises or the Property; (g)

Exhibit B

any act or omission of Tenant, Tenant’s Architect or Tenant’s contractors, (h) any breach by Tenant of any provision contained in this Exhibit or in the Lease, (i) any disruption or interference by Tenant in the performance of the Tenant Expansion Improvements occurring in the course of any entry into the Expansion Premises pursuant to Section 3.02 of this Exhibit “B”, (j) any failure by Tenant to construct and install any Tenant Expansion Work, or to perform any other installations of furniture, fixtures and equipment in the Expansion Premises properly and in accordance with applicable Laws which results in a governmental authority denying the issuance of an Occupancy Permit for the Expansion Premises, and/or (k) any failure of Tenant to cooperate with Landlord or otherwise act with diligence and in good faith in order to cause the Tenant Expansion Improvements to be designed, approved and constructed in a timely manner. Notwithstanding the foregoing, a Tenant Delay shall not have deemed to have occurred to the extent a delay in the commencement, performance, Substantial Completion of the Expansion Premises or final completion of the Tenant Expansion Improvements is the result of the negligence of any party other than Tenant, or Tenant’s employees, agents or contractors.

Exhibit B

EXHIBIT C

CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM is made this             day of                         , 20    , by and between PRINCETON SOUTH INVESTORS, LLC, a Delaware limited liability company (“Landlord”) and ANTARES PHARMA, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated February 3, 2012 (the “Original Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain Premises more particularly identified therein as Suite 300, consisting of 8,065 rentable square feet located on the 3rd floor of the office building currently known as Princeton South Corporate Center Condominium – Unit 1, or such other name as Landlord may from time to time designate, located at 100 PrincetonSouth Corporate Center, Ewing, New Jersey, 08628 (the “Building”). Capitalized terms, when used herein without separate definition, will have the same respective meanings as in the Lease.

B. Under that certain Amendment to Lease dated                             , 2013 (the “Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 2,538 rentable square feet of space on the 3rd Floor of the Building (the “Expansion Premises”). The Original Lease and the Amendment are collectively referred to herein as the “Lease”.

C. The Amendment provides that the parties shall execute a confirmation of certain information when the Expansion Premises Commencement Date has been determined.

CONFIRMATION

NOW, THEREFORE, Landlord and Tenant hereby confirm and acknowledge the following:

1. Term. The term of the Lease with respect to the Expansion Premises commenced on the             day of                         , 20    (the “Expansion Premises Commencement Date”), and shall continue until October 31, 2019 (the “Expansion Premises Expiration Date”), unless extended or sooner terminated as provided for in the Lease.

2. Rent Commencement Date. Tenant’s obligation to pay minimum rent with respect to the Expansion Premises commenced on                         (the “Expansion Premises Rent Commencement Date”).

Exhibit C

3. Expansion Premises. Tenant acknowledges that it is in possession of the Expansion Premises; that rent as specified in the Amendment began accruing from the Expansion Premises Rent Commencement Date; that the tenant improvement work to be performed by Landlord in respect of the Expansion Premises, if any, has been completed; and that the Expansion Premises, and the tenant improvement work therein so completed, have been accepted by Tenant as being in conformance with the terms of the Lease.

4. Lease in Effect. Landlord and Tenant each acknowledges that, as of the date hereof, the Lease, is in full force and effect and neither Party is aware of any default by the other thereunder.

[SIGNATURES APPEAR ON NEXT PAGE]

Exhibit C

IN WITNESS WHEREOF, the Parties hereto have caused this Confirmation of Lease Term to be duly executed the day and year first above written.

LANDLORD:

PRINCETON SOUTH INVESTORS, LLC,
a Delaware limited liability company

By:

Name:

Title:

TENANT:

ANTARES PHARMA, INC,
a Delaware corporation

By:

Name:

Title:

Exhibit C